                                                                     Exhibit 4.4

                        PREFERRED SECURITIES CERTIFICATE

     THIS PREFERRED SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS PREFERRED SECURITY IS EXCHANGEABLE FOR PREFERRED SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT, AND NO TRANSFER OF THIS PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS PREFERRED SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

     UNLESS THIS PREFERRED SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO WINDROSE CAPITAL TRUST I OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY PREFERRED SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

     THE PREFERRED SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SUCH PREFERRED SECURITIES OR ANY INTEREST THEREIN MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF ANY PREFERRED SECURITIES IS HEREBY NOTIFIED THAT THE SELLER OF THE PREFERRED SECURITIES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A UNDER THE SECURITIES ACT.

     THE HOLDER OF THE PREFERRED SECURITIES REPRESENTED BY THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE TRUST AND THE DEPOSITOR THAT (A) SUCH PREFERRED SECURITIES MAY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED ONLY (I) TO THE TRUST, (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (III) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A) (1), (2), (3) OR
(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR

THE ACCOUNT OF AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)
(1), (2), (3) OR (7) OF RULE 501, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND, IN THE CASE OF (III), SUBJECT TO THE RIGHT OF THE TRUST AND THE DEPOSITOR TO REQUIRE AN OPINION OF COUNSEL ADDRESSING COMPLIANCE WITH THE U.S. SECURITIES LAWS, INCLUDING, WITHOUT LIMITATION, THE SECURITIES ACT AND THE INVESTMENT COMPANY ACT OF 1940, AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (B) THE HOLDER WILL NOTIFY ANY PURCHASER OF ANY PREFERRED SECURITIES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

     THE PREFERRED SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE LIQUIDATION AMOUNT OF NOT LESS THAN $100,000. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY ATTEMPTED TRANSFER OF PREFERRED SECURITIES OR ANY INTEREST THEREIN IN A BLOCK HAVING AN AGGREGATE LIQUIDATION AMOUNT OF LESS THAN $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH PREFERRED SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF LIQUIDATION AMOUNT OF OR DISTRIBUTIONS ON SUCH PREFERRED SECURITIES OR ANY INTEREST THEREIN, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH PREFERRED SECURITIES.

     THE HOLDER OF THIS SECURITY OR ANY INTEREST THEREIN BY ITS ACCEPTANCE HEREOF OR THEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THIS PREFERRED SECURITY OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY OR ANY INTEREST THEREIN ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THE

PREFERRED SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE "PLAN ASSETS" OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (II) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

Certificate Number P-1                               50,000 Preferred Securities
                                        $50,000,000 Aggregate Liquidation Amount

                                    CUSIP NO.

                                   97349R AA 4

                   Certificate Evidencing Preferred Securities

                                       of

                            Windrose Capital Trust I

                              Preferred Securities
               (liquidation amount $1,000 per Preferred Security)

     Windrose Capital Trust I, a statutory trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of 50,000 Preferred Securities, or such other number of Preferred Securities represented hereby as may be set forth in the records of the Securities Registrar hereinafter referred to in accordance with the Trust Agreement (as defined below), of the Trust representing an undivided preferred beneficial interest in the assets of the Trust and designated the Windrose Capital Trust I Preferred Securities (liquidation amount $1,000 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.7 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust, dated as of March 24, 2006, as the same may be amended from time to time (the "Trust Agreement"), among Windrose Medical Properties, L.P., a Virginia limited partnership, as Depositor, Windrose Medical Properties Trust, a Maryland real estate investment trust, as Guarantor, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee, the Administrative Trustees named therein and the Holders, from time to time, of Trust Securities. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Property Trustee at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     This Preferred Securities Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

     All capitalized terms used but not defined in this Preferred Securities Certificate are used with the meanings specified in the Trust Agreement, including the Schedules and Exhibits thereto.

     IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed on behalf of the Trust this certificate this 24th day of March, 2006.

                                        WINDROSE CAPITAL TRUST I


                                        By: /s/ Frederick L. Farrar
                                            ------------------------------------
                                            Frederick L. Farrar
                                            Administrative Trustee

     This represents Preferred Securities referred to in the within-mentioned Trust Agreement.

Dated: March 24, 2006
       --------------

                                        WILMINGTON TRUST COMPANY, not in its
                                        individual capacity, but solely as
                                        Property Trustee


                                        By: /s/ W. Thomas Morris, II
                                            ------------------------------------
                                            W. Thomas Morris, II
                                            Assistant Vice President

                               REVERSE OF SECURITY

     The Trust promises to pay Distributions from March 24, 2006, or from the most recent Distribution Date to which Distributions have been paid or duly provided for, quarterly in arrears on March 30th, June 30th, September 30th and December 30th of each year, commencing on March 30, 2006 at a fixed rate per annum equal to 7.22% of the Liquidation Amount of the Preferred Securities represented by this Preferred Securities Certificate through the Distribution Date in March, 2011 and a variable rate per annum, reset quarterly, equal to LIBOR plus 2.05% of the Liquidation Amount of the Preferred Securities represented by this Preferred Securities Certificate, thereafter, together with any Additional Interest Amounts, in respect to such period.

     Distributions on the Trust Securities shall be made by the Paying Agent from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

     Distributions on the Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such Distributions in the Payment Account of the Trust. The Trust's funds available for Distribution to the Holders of the Preferred Securities will be limited to payments received from the Depositor.

     On each Note Redemption Date, on the stated maturity (or any date of principal repayment upon early maturity) of the Notes and on each other date on (or in respect of) which any principal on the Notes is repaid, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price. Under the Indenture, the Notes may be redeemed by the Depositor on any Interest Payment Date, at the Depositor's option, on or after March 30, 2011 in whole or in part from time to time at a redemption price equal to one hundred percent (100%) of the principal amount thereof or the redeemed portion thereof, as applicable, together, in the case of any such redemption, with accrued interest, including any Additional Interest, to but excluding the date fixed for redemption. The Notes may also be redeemed by the Depositor, at its option, at any time, in whole but not in part, upon the occurrence of an Investment Company Event or a Tax Event at the Special Event Redemption Price.

     The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price or Special Event Redemption Price, as applicable, with the proceeds from the contemporaneous redemption or payment at maturity of Notes. Redemptions of the Trust Securities (or portion thereof) shall be made and the Redemption Price or Special Event Redemption Price, as applicable, shall be payable on each Redemption Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price or Special Event Redemption Price, as applicable.

     Payments of Distributions (including any Additional Interest Amounts), the Redemption Price, Liquidation Amount or any other amounts in respect of the Preferred Securities shall be made by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing at least ten (10) Business Days prior to the date for payment by the Person entitled thereto unless proper written transfer instructions have not been received by the relevant record date, in which case such payments shall be made by check mailed to the address of such Person as such address shall appear in the Security Register. If any Preferred Securities are held by a Depositary, such Distributions shall be made to the Depositary in immediately available funds.

     The indebtedness evidenced by the Notes is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Debt (as defined in the Indenture), and this Security is issued subject to the provisions of the Indenture with respect thereto.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Securities Certificate to:

________________________________________________________________________________
        (Insert assignee's social security or tax identification number)

________________________________________________________________________________
                    (Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Preferred Securities Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:
      ------------------------------


Signature:
           --------------------------------------------------------------------
               (Sign exactly as your name appears on the other side of this
                             Preferred Securities Certificate)

     The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.